Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated March 21, 2008, with respect to the balance sheet as of January 31, 2008 of LEAF Equipment Finance Fund 4, L.P. contained in this Pre-Effective Amendment No. 2 to the Registration Statement and Prospectus on Form S-1. We consent to the use of the aforementioned report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption “Experts.”
/s/ Grant Thornton LLP
Philadelphia, Pennsylvania
August 6, 2008